UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011

STARTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12793	84-1370538
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

44 Cook Street Suite 400, Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 262-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2011, the Company entered into a Settlement and Standstill Agreement (the “Agreement”) with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson, Ben Rosenzweig, A. Emmett Stephenson, Jr. and Toni E. Stephenson (collectively, the “Privet Group”) relating to, among other matters, the composition of the Board of Directors of the Company (the “Board”).

The Agreement provides for, among other things, the following:

Board and Committee Composition; 2011 Annual Meeting

Pursuant to the Agreement, the Board will obtain, no later than May 9, 2011, the resignation from the Board of two directors, effective as of the date of the reconvened 2011 annual meeting of stockholders (the “2011 Annual Meeting”), and notice from such directors that they will not stand for reelection at the 2011 Annual Meeting.  In satisfaction of this provision, Dr. Albert C. Yates and Ms. Kay Norton have determined that they will not stand for reelection to the Board at the reconvened 2011 Annual Meeting, and will be submitting their resignations from the Board effective as of the 2011 Annual Meeting.  In addition, at duly convened meetings to be held immediately following the final adjournment of the 2011 Annual Meeting, the Nominating and Governance Committee of the Board will nominate for appointment to the Board, and the Board will take all necessary action to appoint, Ben Rosenzweig and Robert Sheft (the “Privet Directors”) to serve as directors of the Company until no earlier than the Company’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”) and until their successors are duly elected and qualified.  In the event either of the Privet Directors is unable to complete his term, the Board agrees to appoint a replacement director designated by the Privet Group and reasonably acceptable to the Company.

The Board has also agreed to appoint Mr. Rosenzweig to the Compensation Committee and to the Nominating and Corporate Governance Committee of the Board and to appoint Mr. Sheft to the Audit Committee of the Board.  In addition, pursuant to the Agreement, at least one Privet Director will be appointed to each other standing or special committee of the Board constituted by the Board between the date of the Agreement and the 2012 Annual Meeting.

Pursuant to the Agreement, each member of the Privet Group will cause the shares of common stock of the Company owned by them of record or beneficially as of the record date for the 2011 Annual Meeting to be present for quorum purposes and to be voted at the 2011 Annual Meeting or at any adjournments or postponements thereof, in accordance with the Board’s recommendation for each of the proposals described in the Company’s proxy statement dated March 30, 2011.  The Privet Group has also agreed to inform any stockholder of the Company previously contacted by any member of the Privet Group in connection with the 2011 Annual Meeting that each member of the Privet Group is voting in accordance with the Board’s recommendation as described in the preceding sentence.

Standstill

Pursuant to the Agreement, until the later of one year from the date of the Agreement and while a Privet Director serves on the Board, none of the Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Ben Rosenzweig, or any of their respective affiliates, shall, directly or indirectly, in any manner:

(a)          engage in any solicitation of proxies or written consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”) or the rules or regulations thereunder) of proxies or written consents (including, without limitation, any solicitation of written consents to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(b)         conduct, or knowingly encourage, participate or engage in any other type of referendum (binding or non-binding) with respect to the Company, including without limitation relating to the removal or the election of directors;

(c)          knowingly seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders;

(d)         initiate, propose or otherwise “solicit” stockholders of the Company for the approval of any stockholder proposal;

(e)          form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group (other than in each case, solely with such member’s affiliates, associates, or immediate family members) as defined under Section 13(d) of the Exchange Act or Rule 13d-5(b) promulgated pursuant to the Exchange Act with respect to any securities of the Company or otherwise support or participate in any effort by a third party with respect to the matters described under the heading “Standstill;”

(f)            deposit any securities of the Company in a voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of the securities of the Company;

(g)         without the prior approval of the Board contained in a written resolution of the Board, (x) either directly or indirectly for itself or its affiliates, or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or (y) in any way knowingly support, assist or facilitate any other person to effect or seek, offer or propose to effect, or cause or participate in, (i) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates, (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or affiliates;

(h)         vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board; or

(i)             except as specifically provided in the Agreement, seek, alone or in concert with others, to (x) place a representative or other affiliate or nominee on the Board, (y) seek the removal of any member of the Board or (z) change the size or composition of the Board.

The Agreement also provides that no action by a Privet Director taken in his capacity as a member of the Board shall be deemed to violate the foregoing standstill provisions.

Mr. and Mrs. Stephenson and the shares of the Company’s common stock beneficially owned by them are not subject to the Standstill. Furthermore, none of the provisions in the Agreement that impose limitations on actions that may be taken by the Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Ben Rosenzweig, or any of their respective affiliates, restrict the rights that the Stephensons have pursuant to the Investor Rights Agreement, the terms of which are more fully described in the 2011 Proxy Statement.

Fees and Expenses

Except as noted below, neither the Company, on the one hand, nor the Privet Group, on the other hand, will be responsible for any fees or expenses of the other in connection with the Agreement or the 2011 Annual Meeting of Stockholders.  The Company shall compensate the Privet Directors, and reimburse reasonable travel expenses of the Privet Directors, on the same basis as other independent directors of the Company. The Company shall pay $50,000 to reimburse the Privet Group for reasonable fees and expenses incurred in connection with the nomination of the Privet Directors.

Mutual Release

As more fully described in the Agreement, the Privet Group agrees to forever fully release and discharge the Company and its officers, directors, agents, affiliates, employees, partners, representatives, attorneys, heirs, assigns, executors, administrators, predecessors and successors, past and present, of any and all claims arising in respect of or in connection with, the nomination and election of directors at the 2011 Annual Meeting, occurring any time or period of time on or prior to the date of the Agreement.

Also as more fully described in the Agreement, the Company agrees to forever fully release and discharge the Privet Group and its controlling persons, officers, directors, stockholders, agents, affiliates, employees, partners, representatives, attorneys, heirs, assigns, executors, administrators, predecessors and successors, past and present, as well as each of the Privet Directors, of any and all claims arising in respect of or in connection with, the nomination and election of directors at the 2011 Annual Meeting, occurring any time or period of time on or prior to the date of the Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 5, 2011, Dr. Albert C. Yates and Ms. Kay Norton notified the Company that they will resign from the Board effective as of, and will not stand for re-election at, the Company’s 2011 Annual Meeting.  As previously disclosed, the 2011 Annual Meeting was convened on May 2, 2011, as scheduled, and was adjourned.  The Annual Meeting will be reconvened on May 11, 2011.

Item 7.01.  Regulation FD Disclosure

On May 5, 2011, the Company issued a press release regarding the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under this Item 7.01 (Regulation FD Disclosure), including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1                           Settlement and Standstill Agreement by and among StarTek, Inc., A. Emmett Stephenson, Jr.,

Privet Fund LP, Privet Fund Management LLP, Ryan Levenson, Ben Rosenzweig and Toni E. Stephenson dated as of May 5, 2011.

99.1                           Press Release dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StarTek, Inc.

(Registrant)

By:	/s/ David G. Durham	Date: May 5, 2011
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer